UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

Terreno Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34603	27-1262675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Montgomery Street, Suite 200

San Francisco, CA 94104

(Address of principal executive offices) (Zip Code)

(415) 655-4580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Articles Supplementary

On February 7, 2017, the Board of Directors (the “Board”) of Terreno Realty Corporation (the “Company”) adopted a resolution prohibiting the Company from electing to be subject to Section 3-803 of the Maryland General Corporation Law (the “MGCL”). Section 3-803 of the MGCL, together with other provisions of Subtitle 8 of Title 3 of the MGCL, permits the board of directors of a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to classify the board of directors without stockholder approval.

By adopting this resolution, the Company will be prohibited from classifying the Board without first obtaining stockholder approval. The Company filed Articles Supplementary with the State Department of Assessments and Taxation of Maryland reflecting the adoption of this resolution.

The foregoing summary of the Articles Supplementary is qualified in its entirety by reference to the text of the Articles Supplementary, which are attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Amended and Restated Bylaws

On February 7, 2017, the Board adopted a First Amendment (the “Amendment”) to the Amended and Restated Bylaws of the Company (the “Bylaws”). The Amendment provides that stockholders, subject to certain requirements, may amend the Bylaws by the affirmative vote of a majority of votes cast on the matter by the holders of the issued and outstanding shares of common stock of the Company.

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1*	Articles Supplementary

3.2*	First Amendment to Amended and Restated Bylaws

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRENO REALTY CORPORATION

Date: February 9, 2017	By:	/s/ Jaime J. Cannon
Jaime J. Cannon
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1*	Articles Supplementary

3.2*	First Amendment to Amended and Restated Bylaws

*	Filed herewith